                                                                    EXHIBIT 23.3

The Board of Directors
Quantum Optech Incorporation

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG

Hsin Chu, Taiwan
July 25, 2000